Exhibit 99.1

Media:	Caitlin Currie
(713) 627-5353
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	May 3, 2013

Spectra Energy Reports First Quarter 2013 Results

•	Reported net income from controlling interests of $340 million, $0.51 earnings per share (EPS), compared with $333 million, $0.51 EPS, in the prior year quarter.

•	First quarter 2013 earnings in line with company expectations.

•	Express-Platte Pipeline System acquisition closed ahead of schedule.

•	MLP drop-down strategy and continued execution of growth plans emphasize long term value creation.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2013 first quarter net income from controlling interests of $340 million, or $0.51 diluted EPS, compared with $333 million, or $0.51 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2013 quarter was $340 million, or $0.51 diluted EPS, compared with $331 million, or $0.51 diluted EPS, in the prior year quarter.

“Spectra Energy’s fee-based businesses continued to generate strong earnings and cash flows,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “Our ability to deliver value to investors through the continued execution of our expansion projects and the advancement of our MLP drop-down strategy was further enhanced during the quarter with our acquisition of the Express-Platte Pipeline System.”

BUSINESS EXPANSION UPDATES

Currently, Spectra Energy is executing on more than $6 billion of expansion projects. In the U.S., the NJ-NY Expansion Project is more than 70 percent complete and is on track to enter service in late 2013. Additionally, AIM and Renaissance are moving closer to final decision as the demand for natural gas continues to grow in the northeast and southeast United States. In line with that demand, the company recently submitted a proposal to build a third major natural gas pipeline into Florida in 2017. A final investment decision on these projects is expected in the coming months. The company also continues to pursue project opportunities in the Utica with the OPEN and NEXUS projects.

In Western Canada, Spectra Energy’s Dawson Processing Plant is now fully in service with Phase 2 completed in early 2013. Likewise, the final phase of the Fort Nelson North Processing Facility expansion was completed during the first quarter and now offers more than 1.2 Bcf per day of processing and gathering capacity in the Fort Nelson area. Spectra Energy continues to see about $7 billion in expansion growth opportunities on the horizon in this area.

The previously announced Express-Platte Pipeline System acquisition closed in mid-March, and the company is seeing increased utilization on the Express pipeline, with the Platte pipeline already at full capacity. Spectra Energy also is making good progress on the Sand Hills and Southern Hills NGL pipelines and expects them to be fully in-service by mid 2013. The company continues to see ongoing growth potential in the Liquids segment.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported first quarter 2013 earnings before interest and taxes (EBIT) of $266 million, compared with $271 million in first quarter 2012. An increase in business expansion EBIT was more than offset by anticipated lower storage and transportation revenues.

Distribution

Distribution reported first quarter 2013 EBIT of $168 million, compared with $151 million in first quarter 2012. The increase is mainly due to higher customer usage as compared to last year when weather was warmer than normal.

Western Canada Transmission and Processing

Western Canada Transmission and Processing reported first quarter 2013 EBIT of $111 million, compared with $138 million in first quarter 2012. The segment results reflect lower earnings in the conventional gathering and processing business, driven by anticipated lower contracted volumes and lower interruptible revenue. The segment also experienced positive EBIT at the Empress natural gas liquids (NGL) business for the quarter; however, primarily due to lower propane sale prices, earnings were lower than first quarter last year.

Field Services

Field Services reported first quarter 2013 EBIT of $88 million, compared with $93 million in first quarter 2012. The decrease in EBIT was mainly driven by lower natural gas liquids prices and volumes in the first quarter 2013. These decreases were partially offset by an increase in gains on units issued by DCP Partners and a reduction in depreciation expense.

During the first quarters of 2013 and 2012, respectively, DCP’s realized NGL prices averaged $0.74 per gallon versus $1.00 per gallon, NYMEX natural gas averaged $3.34 per million British thermal units (MMBtu) versus $2.74 per MMBtu, and crude oil averaged approximately $95 per barrel versus approximately $103 per barrel.

DCP Midstream paid distributions of $52 million to Spectra Energy in first quarter 2013.

Liquids

The acquisition of the Express-Platte Pipeline System closed ahead of schedule in March. Express-Platte is a 1,717 mile pipeline system that transports western Canadian and U.S. produced crude to U.S. refineries. Express-Platte forms a significant part of the Liquids segment, along with our fourth quarter 2012 equity investments in Sand Hills Pipeline and Southern Hills Pipeline.

Liquids reported first quarter 2013 EBIT of $6 million, consisting primarily of Express-Platte system results from the partial month ownership in March.

Other

“Other” reported net costs of $26 million and $29 million in the first quarters of 2013 and 2012, respectively. Other is primarily comprised of corporate costs, including benefits and captive insurance.

Interest Expense

Interest expense was $149 million for first quarter 2013 compared with $157 million for first quarter 2012. The decrease is driven by higher capitalized interest.

Income Taxes

First quarter 2013 income tax expense from continuing operations was $130 million, compared with $137 million reported in the first quarter of 2012. The effective tax rate was 26 percent in the first quarter of 2013, compared with 28 percent in the first quarter of 2012. The lower tax expense and effective tax rate was primarily driven by a lower Canadian effective tax rate.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests ( in millions)
	Quarters Ended March 31,
	2013	2012
Net Income – Controlling Interests as Reported	$340	$333
Adjustments to Reported Net Income – Controlling Interests:
Discontinued Operations	—	(2)

Ongoing Net Income – Controlling Interests	$340	$331

Additional Information

Additional information about first quarter 2013 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, Friday, May 3, 2013, at 8:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “31675921” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, July 31, 2013, by dialing (800) 585-8367 with conference ID 31675921. The international replay number is (404) 537-3406, with the above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measures for ongoing net income from controlling interests and ongoing diluted EPS are net income from controlling interests and diluted EPS, including any special items.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop

U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2012 Form 10-K, filed on February 22, 2013, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 22,000 miles of natural gas, natural gas liquids, and crude oil pipelines, approximately 305 billion cubic feet (Bcf) of natural gas storage, as well as natural gas gathering and processing, and local distribution operations. The company also has a 50 percent ownership in DCP Midstream, the largest producer of natural gas liquids and one of the largest natural gas gatherers and processors in the United States. Spectra Energy has served North American customers and communities for more than a century. The company’s longstanding values are recognized through its inclusion in the Dow Jones Sustainability World and North America Indexes and the Carbon Disclosure Project’s Global 500 and S&P 500 Carbon Disclosure Leadership Indexes. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

March 2013

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended March 31,
	2013	2012
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.51	$0.51
Earnings Per Share, Diluted	$0.51	$0.51
Dividends Per Share	$0.305	$0.28
Weighted-Average Shares Outstanding, Diluted	670	655
INCOME
Operating Revenues	$1,589	$1,544
Total Reportable Segment EBIT	639	653
Income from Discontinued Operations, Net of Tax	—	2
Net Income—Controlling Interests	340	333
EBIT BY BUSINESS SEGMENT
U.S. Transmission	$266	$271
Distribution	168	151
Western Canada Transmission & Processing	111	138
Field Services	88	93
Liquids	6	—

Total Reportable Segment EBIT	639	653
Other EBIT	(26)	(29)

Total Reportable Segment and Other EBIT	$613	$624

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission	$218	$117
Distribution	37	38
Western Canada Transmission & Processing	165	174
Liquids	75	—
Other	10	14

Total Capital and Investment Expenditures, Excluding Acquisitions	$505	$343

Acquisitions (a)	$1,254	$30

	March 31, 2013	December 31, 2012
CAPITALIZATION
Common Equity—Controlling Interests	36%	39%
Noncontrolling Interests and Preferred Stock	5%	5%
Total Debt	59%	56%
Total Debt	$14,442	$12,833
Book Value Per Share (b)	$13.36	$13.43
Actual Shares Outstanding	669	668

(a)	Represents 2013 acquisition of Express-Platte pipeline system and 2012 payment of a portion of the purchase price previously withheld in connection with the acquisition of Bobcat.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

March 2013

(Unaudited)

(In millions, except where noted)

	Quarters Ended March 31,
	2013	2012
U.S. TRANSMISSION
Operating Revenues	$484	$495
Operating Expenses
Operating, Maintenance and Other	154	157
Depreciation and Amortization	72	70
Gains on Sales of Other Assets and Other, net	—	1
Other Income and Expenses	41	31
Noncontrolling Interests	33	29

EBIT	$266	$271

Proportional Throughput, TBtu (a)	838	763
DISTRIBUTION
Operating Revenues	$699	$597
Operating Expenses
Natural Gas Purchased	369	286
Operating, Maintenance and Other	111	107
Depreciation and Amortization	51	53

EBIT	$168	$151

Number of Customers, Thousands	1,382	1,363
Heating Degree Days, Fahrenheit	3,525	2,893
Pipeline Throughput, TBtu	314	267
Canadian Dollar Exchange Rate, Average	1.01	1.00
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$408	$466
Operating Expenses
Natural Gas and Petroleum Products Purchased	111	161
Operating, Maintenance and Other	143	131
Depreciation and Amortization	52	47
Other Income and Expenses	9	11

EBIT	$111	$138

Pipeline Throughput, TBtu	184	177
Volumes Processed, TBtu	175	179
Empress Inlet Volumes, TBtu	121	171
Canadian Dollar Exchange Rate, Average	1.01	1.00
FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$88	$93

EBIT	$88	$93

Cash Distributions	$52	$89
Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.9	7.2
Natural Gas Liquids Production, MBbl/d (b,c)	396	412
Average Natural Gas Price Per MMBtu (d)	$3.34	$2.74
Average Natural Gas Liquids Price Per Gallon (e)	$0.74	$1.00
Average Crude Oil Price Per Barrel (f)	$94.66	$102.84
LIQUIDS
Operating Revenues	$13	$—
Operating Expenses
Operating, Maintenance and Other	5	—
Depreciation and Amortization	1	—
Other Income and Expenses	(1)	—

EBIT	$6	$—

Express Pipeline Receipts, MBbl/d	207	—
Platte Total Pipeline Deliveries, MBbl/d	212	—
Platte PADD II Deliveries, MBbl/d	167	—
Canadian Dollar Exchange Rate, Average	$1.01	$—

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Does not reflect results of commodity hedges
(f)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended
	March 31,
	2013	2012
Operating Revenues	$1,589	$1,544
Operating Expenses	1,083	1,026
Gains on Sales of Other Assets and Other, net	—	1

Operating Income	506	519

Other Income and Expenses	143	134
Interest Expense	149	157

Earnings From Continuing Operations Before Income Taxes	500	496
Income Tax Expense From Continuing Operations	130	137

Income From Continuing Operations	370	359
Income From Discontinued Operations, net of tax	—	2

Net Income	370	361
Net Income - Noncontrolling Interests	30	28

Net Income - Controlling Interests	$340	$333

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31, 2013	December 31, 2012
ASSETS
Current Assets	$1,736	$1,663
Investments and Other Assets	8,232	7,777
Net Property, Plant and Equipment	21,304	19,905
Regulatory Assets and Deferred Debits	1,266	1,242

Total Assets	$32,538	$30,587

LIABILITIES AND EQUITY
Current Liabilities	$3,763	$3,791
Long-term Debt	12,280	10,653
Deferred Credits and Other Liabilities	6,427	6,042
Preferred Stock of Subsidiaries	258	258
Equity	9,810	9,843

Total Liabilities and Equity	$32,538	$30,587

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$370	$361
Adjustments to reconcile net income to net cash provided by operating activities	212	185

Net cash provided by operating activities	582	546

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,774)	(402)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	1,287	(214)

Effect of exchange rate changes on cash	(1)	1

Net increase (decrease) in cash and cash equivalents	94	(69)
Cash and cash equivalents at beginning of period	94	174

Cash and cash equivalents at end of period	$188	$105

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2013 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$266
Distribution		168
Western Canada Transmission & Processing		111
Field Services		88
Liquids		6

Total Reportable Segment EBIT		639
Other		(26)

Total Reportable Segment and Other EBIT		$613

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$613
Interest Expense		(149)
Interest Income and Other		36
Income Taxes from Continuing Operations		(130)

Total Net Income		$370
Total Net Income—Noncontrolling Interests		(30)

Total Net Income—Controlling Interests		$340

EARNINGS PER SHARE, BASIC		$0.51

EARNINGS PER SHARE, DILUTED		$0.51

Weighted Average Shares (reported and ongoing)—in millions
Basic	669
Diluted	670

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2012 Quarter-to-date

(In millions, except per-share amounts)

		Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission		$271	$—		$271
Distribution		151	—		151
Western Canada Transmission & Processing		138	—		138
Field Services		93	—		93

Total Reportable Segment EBIT		653	—		653
Other		(29)	—		(29)

Total Reportable Segment and Other EBIT		$624	$—		$624

EARNINGS
Total Reportable Segment EBIT and Other EBIT		$624	$—		$624
Interest Expense		(157)	—		(157)
Interest Income and Other		29	—		29
Income Taxes from Continuing Operations		(137)	—		(137)
Discontinued Operations, net of Tax		2	(2	)A	—

Total Net Income		$361	$(2)		$359
Total Net Income—Noncontrolling Interests		(28)	—		(28)

Total Net Income—Controlling Interests		$333	$(2)		$331

EARNINGS PER SHARE, BASIC		$0.51	$—		$0.51

EARNINGS PER SHARE, DILUTED		$0.51	$—		$0.51

A - Net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing) - in millions
Basic	652
Diluted	655